Titan Machinery Inc. Announces Results for Fiscal First Quarter Ended April 30, 2023

- Revenue for First Quarter of Fiscal 2024 Increased 23.6% to $569.6 million -
- First Quarter of Fiscal 2024 EPS Increased 55% to $1.19 -
- Reiterates Fiscal 2024 EPS Modeling Assumption Range of $4.50-$5.10 -

West Fargo, ND – May 25, 2023 – Titan Machinery Inc. (Nasdaq: TITN), a leading network of full-service agricultural and construction equipment stores, today reported financial results for the fiscal first quarter ended April 30, 2023.
David Meyer, Titan Machinery’s Chairman and Chief Executive Officer, stated, "We are off to a solid start to fiscal 2024 with strong first quarter results consistent with our expectations going into the year. Notably, each of our operating segments achieved expansion in pre-tax margins versus the prior year period. Our Agriculture segment continued to drive growth, reflecting healthy underlying industry fundamentals and strong customer demand. Our equipment business remains strong, albeit hampered by the constrained supply in key product categories. Our parts and service business also performed well, despite a later start to the planting season in some of our northern markets. We are poised for this momentum in our parts and service business to carry into our fiscal second quarter as our customers complete their spring field work. We are well positioned to capitalize on the opportunities that lie ahead and are committed to providing world-class service to our customers and delivering strong results for our shareholders."
Fiscal 2024 First Quarter Results
Consolidated Results
For the first quarter of fiscal 2024, revenue increased to $569.6 million compared to $461.0 million in the first quarter last year. Equipment revenue was $429.4 million for the first quarter of fiscal 2024, compared to $356.4 million in the first quarter last year. Parts revenue was $96.6 million for the first quarter of fiscal 2024, compared to $68.6 million in the first quarter last year. Revenue generated from service was $34.9 million for the first quarter of fiscal 2024, compared to $29.5 million in the first quarter last year. Revenue from rental and other was $8.7 million for the first quarter of fiscal 2024, compared to $6.6 million in the first quarter last year.
Gross profit for the first quarter of fiscal 2024 was $118.6 million, compared to $88.7 million in the first quarter last year. The Company's gross profit margin increased to 20.8% in the first quarter of fiscal 2024, compared to 19.2% in the first quarter last year. The year-over-year increase in gross profit margin in the first quarter was primarily driven by improved new equipment margins.
Operating expenses were $81.3 million for the first quarter of fiscal 2024, compared to $64.2 million in the first quarter last year. The year-over-year increase was driven by higher operating expenses related to the acquisitions that have occurred in the past year, as well as higher variable expenses on increased sales volume. Operating expenses as a percentage of revenue increased 40 basis points to 14.3% for the first quarter of fiscal 2024, compared to 13.9% of revenue in the prior year period. The prior year period benefited from a $1.4 million gain associated with the sale of our North Dakota consumer products store, which offset operating expenses during such period.
Floorplan and other interest expense was $2.5 million in the first quarter of fiscal 2024, compared to $1.5 million for the same period last year.

In the first quarter of fiscal 2024, net income was $27.0 million, or earnings per diluted share of $1.19, compared to net income of $17.5 million, or earnings per diluted share of $0.78, for the first quarter of last year.
The Company generated $43.6 million in EBITDA in the first quarter of fiscal 2024, reflecting an increase of 45.7% versus the $29.9 million generated in the first quarter of last year.
Segment Results
Agriculture Segment - Revenue for the first quarter of fiscal 2024 was $423.2 million, compared to $318.5 million in the first quarter last year. The revenue increase was primarily driven by the acquisitions of Mark's Machinery in April 2022, Heartland Ag Systems in August 2022, and Pioneer Farm Equipment in February 2023, and also benefited from same-store growth of 3.8% which was achieved on top of a strong performance in the prior year. Pre-tax income for the first quarter of fiscal 2024 was $24.2 million, compared to $16.4 million in the first quarter of the prior year.
Construction Segment - Revenue for the first quarter of fiscal 2024 was $72.0 million, compared to $67.0 million in the first quarter last year. Revenue growth was primarily driven by a same-store sales increase of 9.9%, which was partially offset by lost sales contributions from the Company’s fiscal 2023 first quarter divestiture of its consumer products store in North Dakota. Pre-tax income for the first quarter of fiscal 2024 was $4.5 million, compared to $3.2 million in the first quarter last year. The prior year first quarter included a $1.4 million gain associated with the aforementioned divestiture.
International Segment - Revenue for the first quarter of fiscal 2024 was $74.4 million, compared to $75.5 million in the first quarter last year; foreign currency fluctuations accounted for a $3.2 million decrease in revenue. Net of the effect of these foreign currency fluctuations, revenue increased $2.1 million or 2.8%. Pre-tax income for the first quarter of fiscal 2024 was $6.4 million. This compares to pre-tax income of $4.3 million in the first quarter last year.
Balance Sheet and Cash Flow
Cash at the end of the first quarter of fiscal 2024 was $38.4 million. Inventories increased to $854.2 million as of April 30, 2023, compared to $703.9 million as of January 31, 2023. This change in inventory reflects increases of $127.8 million, $16.8 million, and $4.1 million, in new equipment, used equipment, and parts inventory, respectively. The increase in inventory includes $22.0 million that was attributable to the Pioneer acquisition made during the first quarter of fiscal 2024. Outstanding floorplan payables were $443.0 million on $781.0 million total available floorplan lines of credit as of April 30, 2023, compared to $258.4 million outstanding floorplan payables as of January 31, 2023.
For the first three months ended April 30, 2023, the Company's net cash used for operating activities was $77.7 million, compared to net cash provided by operating activities of $5.3 million for the first three months ended April 30, 2022. This decrease in operating cash flow was driven by an increase in inventory, which reflects an increase in new wholegoods inventory levels for some equipment categories.
Additional Management Commentary
Mr. Meyer added, "Our first quarter performance supports the guidance that we provided in March, and we are reiterating our full year fiscal 2024 modeling assumptions today. While we continue to see strong demand in all three of our operating segments, we anticipate ebbs and flows between quarters for the balance of our fiscal year due to timeliness of equipment shipments and supply chain constraints. We remain focused on procuring these high demand equipment categories to support our customers needs and positioning our business for the long-term while continuing to pursue accretive acquisitions."

Fiscal 2024 Modeling Assumptions
The Company is reiterating its previous expectations for Fiscal 2024.

Assumptions
Segment Revenue
Agriculture(1)	Up 20-25%
Construction	Flat - Up 5%
International	Up 8-13%

Diluted EPS(2)	$4.50 - $5.10

(1) Includes the full year impact of the Mark's Machinery acquisition, which closed in April 2022, the Heartland Ag acquisition, which closed in August 2022, and the Pioneer Farm Equipment acquisition, which closed in February 2023.
(2) Includes an estimated loss of approximately $0.07 per share for our Ukraine subsidiary, which would be similar to actual results for such subsidiary in Fiscal 2023.
Conference Call and Presentation Information
The Company will host a conference call and audio webcast today at 7:30 a.m. Central time (8:30 a.m. Eastern time). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. International callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, June 8, 2023, by dialing (844) 512-2921 from the U.S., or (412) 317-6671 from international locations, and entering confirmation code 13738299.

A copy of the presentation that will accompany the prepared remarks on the conference call is available on the Company’s website under Investor Relations at www.titanmachinery.com. An archive of the audio webcast will be available on the Company’s website under Investor Relations at www.titanmachinery.com for 30 days following the audio webcast.
Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as EBITDA. As required by SEC rules, the Company has provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure in the schedule included in this press release. The Company believes that presentation of this non-GAAP financial measure improves the transparency of the Company’s disclosures and provides a meaningful presentation of the Company’s results.
About Titan Machinery Inc.
Titan Machinery Inc., founded in 1980 and headquartered in West Fargo, North Dakota, owns and operates a network of full service agricultural and construction equipment dealer locations in North America and Europe, servicing farmers, contractors, ranchers and commercial applicators. The network consists of US locations in Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, South Dakota, Washington, Wisconsin and Wyoming and its European stores are located in Bulgaria, Germany, Romania, and Ukraine. The Titan Machinery locations represent one or more of the CNH Industrial Brands, including Case IH, New Holland Agriculture, Case Construction, New Holland Construction, and CNH Industrial Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.
Forward Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “potential,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” “plan,” “anticipate,”

and similar words and expressions are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of our management. Forward-looking statements made in this release, which include statements regarding modeling assumptions and expected results of operations for the fiscal year ending January 31, 2024 and may include statements regarding Agriculture, Construction, and International segment initiatives and improvements, segment revenue realization, growth and profitability expectations, the performance of our Ukrainian subsidiary within our International segment, inventory availability expectations, leverage expectations, agricultural and construction equipment industry conditions and trends, involve known and unknown risks and uncertainties that may cause Titan Machinery’s actual results in future periods to differ materially from the forecasted assumptions and expected results. The Company’s risks and uncertainties include, among other things, our ability to successfully integrate and realize growth opportunities and synergies in connection with the Heartland Ag System's acquisition, the risk that we assume unforeseen or other liabilities in connection with the Heartland Ag System's acquisition and the impact of any conditions or obligations imposed on us under the new Case IH dealer agreements for the commercial application equipment business. In addition, risks and uncertainties also include the impact of the Russia-Ukraine conflict on our Ukrainian subsidiary, our substantial dependence on CNH Industrial including CNH Industrial's ability to design, manufacture and allocate inventory to our stores necessary to satisfy our customers' demands, supply chain disruptions impacting our suppliers, including CNH Industrial, the continued availability of organic growth and acquisition opportunities, potential difficulties integrating acquired stores, industry supply levels, fluctuating agriculture and construction industry economic conditions, the success of recently implemented initiatives within the Company’s operating segments, the uncertainty and fluctuating conditions in the capital and credit markets, difficulties in conducting international operations, foreign currency risks, governmental agriculture policies, seasonal fluctuations, the ability of the Company to manage inventory levels, weather conditions, disruption in receiving ample inventory financing, and increased competition in the geographic areas served. These and other risks are more fully described in Titan Machinery’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable. Titan Machinery conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risks and uncertainties may arise. It is not possible for management to predict all such risks and uncertainties, nor to assess the impact of all such risks and uncertainties on Titan Machinery’s business or the extent to which any individual risk or uncertainty, or combination of risks and uncertainties, may cause results to differ materially from those contained in any forward-looking statement. Other than as required by law, Titan Machinery disclaims any obligation to update such risks and uncertainties or to publicly announce results of revisions to any of the forward-looking statements contained in this release to reflect future events or developments.
Investor Relations Contact:
ICR, Inc.
Jeff Sonnek, jeff.sonnek@icrinc.com
646-277-1263

TITAN MACHINERY INC.
Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	April 30, 2023	January 31, 2023
Assets
Current Assets
Cash	$38,357	$43,913
Receivables, net of allowance for expected credit losses	131,284	95,844
Inventories, net	854,154	703,939
Prepaid expenses and other	19,792	25,554
Total current assets	1,043,587	869,250
Noncurrent Assets
Property and equipment, net of accumulated depreciation	233,830	217,782
Operating lease assets	47,684	50,206
Deferred income taxes	2,169	1,246
Goodwill	30,691	30,622
Intangible assets, net of accumulated amortization	18,330	18,411
Other	1,814	1,178
Total noncurrent assets	334,518	319,445
Total Assets	$1,378,105	$1,188,695

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$43,195	$40,834
Floorplan payable	442,950	258,372
Current maturities of long-term debt	7,481	7,241
Current operating lease liabilities	9,888	9,855
Deferred revenue	97,532	119,845
Accrued expenses and other	48,042	58,159
Income taxes payable	11,151	3,845
Total current liabilities	660,239	498,151
Long-Term Liabilities
Long-term debt, less current maturities	93,445	89,950
Operating lease liabilities	45,770	48,513
Deferred income taxes	9,567	9,563
Other long-term liabilities	5,051	6,212
Total long-term liabilities	153,833	154,238
Stockholders' Equity
Common stock	—	—
Additional paid-in-capital	256,207	256,541
Retained earnings	311,749	284,784
Accumulated other comprehensive loss	(3,923)	(5,019)
Total stockholders' equity	564,033	536,306
Total Liabilities and Stockholders' Equity	$1,378,105	$1,188,695

TITAN MACHINERY INC.
Consolidated Condensed Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
Revenue
Equipment	$429,376	$356,366
Parts	96,606	68,562
Service	34,933	29,523
Rental and other	8,716	6,556
Total Revenue	569,631	461,007
Cost of Revenue
Equipment	368,262	310,234
Parts	65,103	47,310
Service	12,409	10,760
Rental and other	5,277	4,009
Total Cost of Revenue	451,051	372,313
Gross Profit	118,580	88,694
Operating Expenses	81,315	64,152
Income from Operations	37,265	24,542
Other Income (Expense)
Interest and other income	720	492
Floorplan interest expense	(1,272)	(254)
Other interest expense	(1,274)	(1,196)
Income Before Income Taxes	35,439	23,584
Provision for Income Taxes	8,474	6,044
Net Income	$26,965	$17,540

Diluted Earnings per Share	$1.19	$0.78
Diluted Weighted Average Common Shares	22,448	22,321

TITAN MACHINERY INC.
Consolidated Condensed Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
Operating Activities
Net income	$26,965	$17,540
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,948	5,224
Other, net	1,482	1,739
Changes in assets and liabilities, net of effects of acquisitions
Inventories	(140,107)	(69,321)
Manufacturer floorplan payable	86,259	51,069
Receivables	(32,307)	9,846
Other working capital	(26,944)	(10,776)
Net Cash Provided by (Used for) Operating Activities	(77,704)	5,321
Investing Activities
Property and equipment purchases	(10,928)	(5,111)
Proceeds from sale of property and equipment	2,850	836
Acquisition consideration, net of cash acquired	(17,463)	(7,675)
Other, net	(759)	6
Net Cash Used for Investing Activities	(26,300)	(11,944)
Financing Activities
Net change in non-manufacturer floorplan payable	97,266	2,000
Net proceeds from long-term debt and finance leases	1,924	6,672
Other, net	(994)	(683)
Net Cash Provided by Financing Activities	98,196	7,989
Effect of Exchange Rate Changes on Cash	252	(420)
Net Change in Cash	(5,556)	946
Cash at Beginning of Period	43,913	146,149
Cash at End of Period	$38,357	$147,095

TITAN MACHINERY INC.
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2023	2022	% Change
Revenue
Agriculture	$423,195	$318,548	32.9%
Construction	71,996	66,964	7.5%
International	74,440	75,495	(1.4)%
Total	$569,631	$461,007	23.6%

Income Before Income Taxes
Agriculture	$24,152	$16,449	46.8%
Construction	4,533	3,210	41.2%
International	6,384	4,325	47.6%
Segment Income Before Income Taxes	35,069	23,984	46.2%
Shared Resources	370	(400)	n/m
Total	$35,439	$23,584	50.3%

TITAN MACHINERY INC.
Non-GAAP Reconciliations
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2023	2022
EBITDA
Net Income	$26,965	$17,540
Adjustments
Interest expense, net of interest income	1,165	1,110
Provision for income taxes	8,474	6,044
Depreciation and amortization	6,948	5,206
EBITDA	43,552	29,900